EXHIBIT 3(ii)


                                  BY-LAWS
                                     OF
                                ASHLAND INC.

                          as amended and restated




                                  OFFICES
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         The principal  office of the  Corporation in the  Commonwealth  of
Kentucky shall be at 50 E. RiverCenter Boulevard, City of Covington, County of Kenton. The Corporation may also have offices at other places either within or without the Commonwealth of Kentucky as may be useful in the business of the Corporation.


                                 ARTICLE I

                          MEETINGS OF SHAREHOLDERS

     SECTION 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation on the last Thursday of January, annually, at the hour of 10:30 a.m., or at such other place (within or without the Commonwealth of Kentucky), date and hour as fixed by the Board of Directors of the Corporation (the "Board") and designated in the notice thereof.

     SECTION 2. Annual Meeting Business. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than ninety days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within ten days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting). Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the articles of incorporation or By-laws of the Corporation, the language of the proposed amendment; (ii) the name and address of the shareholder proposing such business; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) any material interest of the shareholder in such business; and (v) a representation as to whether or not the shareholder will solicit proxies in support of the proposal. No business shall be conducted at an annual meeting of shareholders except in accordance with this paragraph and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a shareholder proposal, if the shareholder fails to comply with the representations set forth in the notice.

     SECTION 3. Special Meetings. A special meeting of the shareholders may be called by a majority of the members of the Board, the Chairman of the Board or the President, at such place (within or without the Commonwealth of Kentucky), date and hour as shall be designated in the notice thereof.

         A special meeting of the shareholders shall be called by the Secretary on the written request of the holders of not less than one-third of all the shares entitled to vote at such meeting. Such request shall set forth: (i) the action proposed to be taken at such meeting and the reasons for the action; (ii) the name and address of each of such holders who intends to propose action be taken at such meeting; (iii) a representation that each is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose the action specified in the request; (iv) any material interest of any shareholder in such action; and (v) in the event that any proposed action consists of or includes a proposal to amend either the articles of incorporation or the By-laws of the Corporation, the language of the proposed amendment. The Secretary shall determine the place (within or without the Commonwealth of Kentucky), date and hour of such meeting. The Secretary may refuse to call a special meeting unless the request is made in compliance with the foregoing procedure.

     SECTION 4. Notice of Meetings. Notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting by any form of notice permitted by Kentucky law. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the date, hour and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 120 days or, unless after the adjournment a new record date is fixed for the adjourned meeting.

     SECTION 5. Record of Shareholders. It shall be the duty of the officer or agent of the Corporation who shall have charge of its stock transfer books to prepare and make a complete record of the shareholders entitled to vote at any meeting of shareholders or adjournment thereof, arranged by voting group (and within each voting group by class or series), and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such record shall be produced at the time and place of the meeting and shall be open to the inspection of any shareholder entitled to vote at such meeting or any adjournment thereof during the whole time of such meeting or adjournment for the purposes thereof.

     SECTION 6. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other


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

distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be less than ten days before the date of such meeting, nor more than seventy days prior to any other action. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting if the meeting is adjourned to a date 120 days or less after the date fixed for the original meeting. The Board shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 7. Quorum. At each meeting of the shareholders or adjournment thereof, except as otherwise expressly required by law, these By-laws or the articles of incorporation, shareholders holding a majority of the shares of the Corporation issued and outstanding and entitled to be voted thereat shall be present in person or by proxy to constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Organization. At each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

         (a) the Chairman of the Board;

         (b) the President; or

         (c) any other officer of the Corporation designated by the Board or the executive committee of the Board to act as chairman of such meeting and to preside thereat if the Chairman of the Board and the President shall be absent from such meeting.

         The Secretary or, if the Secretary shall be absent from such meeting, the person (who shall be an Assistant Secretary of the Corporation, if one of such officers shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 9. Order of Business. The chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 10. Voting. Except as otherwise expressly required by law, these By-laws, or the articles of incorporation, each shareholder entitled to vote shall, at each meeting of the shareholders, have one vote, in person or by proxy, for each share of the Corporation held by the shareholder and registered in the shareholder's name on the books of the
Corporation:


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

         (a) on the date fixed pursuant to the provisions of these By-laws as the record date for the determination of shareholders who shall be entitled to receive notice of and to vote at such meeting, or

         (b) if no record date shall have been so fixed, then at the close of business on the day on which notice of such meeting shall be given.

     Any vote of shares of the Corporation may be given at any meeting of the shareholders by the shareholders entitled thereto in person or by proxy appointed by the shareholder. The attendance at any meeting of a shareholder shall not have the effect of revoking a previously given proxy unless the shareholder shall give the Secretary written notice of the revocation.

     At all meetings of the shareholders each matter, except as otherwise expressly required by law, these By-laws or the articles of incorporation, shall be approved if the votes cast in favor of such matter exceed the votes cast opposing such matter.

     Except as otherwise expressly required by law, the vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder's proxy, if there be such proxy, and shall state the number of shares voted.

                                ARTICLE II

                             BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board.

     SECTION 2. Number and Term of Office. Except as otherwise provided by law, the number of directors which shall constitute the Board shall be fixed from time to time by a resolution adopted by a majority of the Board; provided, however, that a vote of the shareholders is required to increase or decrease by more than 30% the number of directors from that number last fixed by the shareholders. The directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into three classes, as nearly equal in number as possible.

     The terms of office of the initial directors of the Corporation shall expire at the first meeting of shareholders at which directors are elected. At such meeting, the directors shall be elected into classes as provided in the Articles of Incorporation. Thereafter, at each annual meeting, successors to the class of directors whose term then expires shall be elected to serve for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors shall have been elected and qualified. The Board shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors in order to ensure that the three classes remain as nearly equal in number as possible. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.



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

     SECTION 3. Nomination. Nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary, not later than (i) with respect to an to be held at an annual meeting of shareholders, ninety days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within ten days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting) and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a shareholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board; (e) the consent of each nominee to serve as a director of the Corporation if so elected; and (f) a representation as to whether or not the shareholder will solicit proxies in support of the shareholder's nominee(s). The chairman of any meeting of shareholders to elect directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder fails to comply with the representations set forth in the notice.

     SECTION 4. Election. Except as otherwise expressly provided in the articles of incorporation, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

     SECTION 5. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     Any or all directors may be removed at a meeting of the shareholders called expressly for that purpose. In the case of a removal of a director without cause, removal shall require a vote of the holders of at least 80% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single voting group. For purposes of this Section, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and


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

demonstrably injurious to the Corporation. As used in these By-laws, "voting stock" shall mean shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     Any vacancy occurring on the Board may be filled by a majority of the directors then in office, though less than a quorum, and the director elected to fill such vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

     SECTION 6. Meetings.

         (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

         (b) Regular Meetings. Regular meetings of the Board shall be held at such dates, times and places as the Board shall from time to time determine.

         (c) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or upon the written request of a majority of the members of the whole Board filed with the Secretary. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board.

         (d) Place of Meeting. The Board may hold its meetings at such place or places within or without the Commonwealth of Kentucky as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waiver of notices thereof.

         (e) Notice of Meetings. Notices of regular meetings of the Board or of any adjourned meeting need not be given. Notices of special meetings of the Board, or of any meeting of any committee of the Board which has not been fixed in advance as to hour and place by such committee, shall be sent by the Secretary to each director, or member of such committee, by any form of notice permitted by Kentucky law at the director's residence or usual place of business at least two days before the day on which such meeting is to be held. Such notice shall include the date, hour and place of such meeting, but any such notice need not specify the business to be transacted at, or the purpose of, any such meeting. Notice of any such meeting need not be given to any director or member of any committee, however, if waived by the director in writing, whether before or after such meeting shall be held, or if the director shall be present at such meeting, unless the director at the beginning of the meeting (or promptly upon such director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         (f) Quorum and Manner of Acting. A majority of the number of directors fixed by or in the manner provided in these By-laws or in the articles of incorporation shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, these By-laws or the articles of incorporation. The directors present at a duly organized meeting



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

can  continue  to  do  business  until  adjournment,   notwithstanding  the
withdrawal of enough directors to leave less than a quorum.

         (g) Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and such writings are filed with the minutes of the proceedings of the Board or committee.

         (h) Presence at a Meeting. Any or all directors may participate in any meeting of the Board or any committee thereof, or conduct the meeting through the use of, any means of communication by which all persons participating may simultaneously hear and speak to each other during the meeting. Any director participating in a meeting by such means shall be deemed to be present in person at the meeting for all purposes.

     SECTION 7. Compensation. The Board may, from time to time, fix such amount per annum and such fees to be paid by the Corporation to Directors for attendance at meetings of the Board or of any committee, or both. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by the director on account of the director's attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 8. Committees. The Board may, by resolution adopted by a majority of the Board, designate committees, each committee to consist of one or more directors and to have such duties and functions as shall be provided in such resolution. The Board shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. The Board may establish an executive committee in accordance with and subject to the restrictions set out in the statutes of the Commonwealth of Kentucky.

                                ARTICLE III

                                  OFFICERS

     SECTION 1. Officers. The officers of the Corporation shall be determined by the Board and, to the extent provided in Section 2 of this
Article IV, the Chairman of the Board. The officers of the Corporation may include:

         (a) a Chairman of the Board;

         (b) a President;

         (c) one or more Executive Vice Presidents;

         (d) one or more Senior Vice Presidents;

         (e) one or more Administrative Vice Presidents;



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

         (f) one or more Vice Presidents;

         (g) a Secretary and one or more Assistant Secretaries;

         (h) a Treasurer and one or more Assistant Treasurers;

         (i) a Controller and one or more Assistant Controllers; and

         (j) an Auditor and one or more Assistant Auditors.

     In addition, the Board may elect such other officers as it deems necessary or appropriate and such other officers shall have such powers, authority, and duties as may be delegated or assigned to such officer, from time to time, by the Board, the Chairman of the Board, or the President.

     The Board shall designate which of the officers shall be executive officers of the Corporation.

     SECTION 2. Election and Appointment and Term of Office. Each officer shall be elected by the Board at its annual meeting and hold office until the next annual meeting of the Board and until the officer's successor is elected or until the officer's earlier death, resignation or removal in the manner hereinafter provided. If additional officers are elected by the Board during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected and until the officer's successor is elected or appointed or until the officer's earlier death, resignation or removal in the manner hereinafter provided.

     In addition to the foregoing, the Chairman of the Board, by written designation filed with the Secretary, may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and Assistant Auditors of the Corporation. If appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected and until the officer's successor is elected or appointed or until the officer's earlier death, resignation or removal in the manner hereinafter provided. Subject to the authority of the Board, the Chairman of the Board shall also have authority to fix the salary of such officer.

     SECTION 3. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary, and such resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date. All officers and agents elected or appointed shall be subject to removal at any time by the Board with or without cause. All appointed officers may be removed at any time by the Chairman of the Board acting jointly with the President or any Executive or Senior Vice President, by written designation filed with the Secretary. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.




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

     SECTION 4. Duties and Functions.

         (a) Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the shareholders and the Board. If designated by Board resolution, the Chairman of the Board shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. The Chairman of the Board shall perform all such other duties as are incident to the office or as may be properly required of the Chairman by the Board, subject in all matters to the control of the Board.

         (b) The President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board. If designated by Board resolution, the President shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. The President shall have such powers, authority and duties as may be delegated or assigned to the President from time to time by the Board or the Chairman of the Board.

         (c) Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents, Administrative Vice Presidents and Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board or the President.

         (d) Secretary. The Secretary shall attend to the giving and serving of all notices required by law or these By-laws, shall be the custodian of the corporate seal and shall affix and attest the same to all papers requiring it; shall have responsibility for preparing minutes of the meetings of the Board and shareholders; shall have responsibility for authenticating records of the Corporation; and shall in general perform all the duties incident to the office of the Secretary, subject in all matters to the control of the Board.

         (e) Treasurer. The Treasurer shall have custody and control of the funds and securities of the Corporation and shall perform all such other duties as are incident to the office of the Treasurer or that may be properly required of the Treasurer by the Board, the Chairman of the Board or the President.

         (f) Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are currently and regularly made; shall have general supervision of the preparation of the Corporation's balance sheets, income accounts and other financial statements or records; and shall perform such other duties as shall, from time to time, be assigned to him, by the Board, the Chairman of the Board or the President. These duties and powers shall extend to all subsidiary corporations and, so far as the Board, the Chairman of the Board or the President may deem practicable, to all affiliated corporations.

         (g) Auditor. The Auditor shall review the accounting, financial and related operations of the Corporation and shall be responsible for measuring the effectiveness of various controls established for the Corporation. The Auditor's duties shall include, without limitation,


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

the appraisal of procedures, verifying the extent of compliance with formal controls and the prevention and detection of fraud or dishonesty and such other duties as shall, from time to time, be assigned to the Auditor by the Board, the Chairman of the Board or the President. These duties and powers shall extend to all subsidiary corporations and, so far as the Board, the Chairman of the Board or the President may deem practicable, to all affiliated corporations.

         (h) General Provision. The powers, authorities, and duties established pursuant to this Section 4 may be delegated or assigned, directly or indirectly by the Board of Directors, the Chairman of the Board or the President, as the case may be.


                                ARTICLE IV

                             BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, the Board and the committees of the Board.


                                 ARTICLE V

                      CONTRACTS, CHECKS, AND DEPOSITS

     SECTION 1. Contracts and Agreements. The Board may authorize any officer or agent to enter into any contract or agreement or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or limited to specific instances.

     SECTION 2. Checks, Drafts, Orders, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation and in such manner as shall from time to time be prescribed by the Board in a duly authorized resolution.

     SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories in such manner as shall from time to time be prescribed by the Board in a duly authorized resolution.


                                ARTICLE VI

                         SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares. The shares of the Corporation may be represented by certificates or may be uncertificated. Certificates representing shares of the Corporation shall be in such form as the Board shall prescribe. Such certificates shall be in the name of the Corporation and signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the corporate seal or contain a facsimile thereof. In case any officer who has signed or whose facsimile signature has been



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

placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if the person were such officer at the date of issue. Where any such certificate is manually countersigned by a transfer agent or registrar (other than the Corporation itself or an employee of the Corporation), any of the other signatures on the certificate may be a facsimile.

     SECTION 2. Record. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, as required by applicable law. Except as otherwise expressly required by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered shareholder thereof, or by the registered shareholder's attorney thereunto duly authorized by written power of attorney duly executed and filed with the Secretary or with a transfer agent appointed as provided in Section 4 of this Article, and on the surrender of any certificate or certificates for such shares properly endorsed.

     SECTION 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of shares of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

                                ARTICLE VII

                                FISCAL YEAR

     SECTION 1. The fiscal year of the Corporation shall begin on the first day of October in each year.


                               ARTICLE VIII

                              INDEMNIFICATION

     SECTION 1. Every person who is or was an officer or employee of the Corporation or a director, officer or employee of any other corporation or entity in which that person served as a director, officer or employee at the request of the Corporation (hereinafter collectively referred to as a "Covered Person"), shall be indemnified by the Corporation against any and all reasonable costs and expenses (including but not limited to attorney's fees) and any liabilities (including but not limited to judgments, fines, penalties and reasonable settlements) that may be paid by or imposed against that Covered Person in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or entity or otherwise), and whether civil, criminal, administrative, investigative or legislative (including any appeal relating thereto), in which the Covered Person may be involved, as a party or witness or otherwise, by reason of the Covered


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

Person's  being or  having  been an
officer or employee of the Corporation or a predecessor of the Corporation or a director, officer or employee of such other corporation or entity, or by reasons of any action taken or not taken in such capacity, whether or not the Covered Person continues to be such at the time such liability or expense shall have been paid or imposed, if the Covered Person:

         (a) has been successful on the merits or otherwise with respect to such claim, action, suit or proceeding; or

         (b) acted in good faith, in what the Covered Person reasonably believed to be the best interests of the Corporation or such other corporation or entity, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that the Covered Person's conduct was unlawful.

     As used in this Article, the terms "expense" and "liability" shall include, but not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and reasonable amounts paid in settlement by, a Covered Person. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a Covered Person did not meet the standards of conduct set forth in paragraph (b) of this Section 1.

     SECTION 2. Indemnification under paragraph (b) of Section 1 shall be made unless it is determined by any of the following that the Covered Person has not met the standard of conduct set forth in paragraph (b) of
Section 1:

         (a) the Board, acting by a quorum consisting of directors who were not parties to (or who are determined to have been successful with respect to) the claim, action, suit or proceeding;

         (b) a committee of the Board  established  pursuant to Article III
Section 8 of the By-laws consisting of directors who were not parties to (or who are determined to have been successful with respect to) the claim, action, suit or proceeding;

         (c) any officer or group of officers of the Corporation who, by resolution adopted by the Board, has been given authority to make such determinations; or

         (d) either of the following selected by the Board if a disinterested committee of the Board (as described in paragraph (b) of this Section 2) cannot be obtained or by the person(s) designated in paragraphs
(a), (b) or (c) of this Section 2:

     SECTION 3. independent legal counsel (who may be the regular counsel of the Corporation) who has delivered to the Corporation a written determination; or

     SECTION 4. an arbitrator or a panel of arbitrators (which panel may include directors, officers, employees or agents of the Corporation) who has delivered to the Corporation a written determination.

     SECTION 5. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article shall be advanced to a Covered Person by the Corporation prior to the final disposition thereof, but the Covered Person shall be obligated to repay such advances if it is ultimately determined that the Covered Person is not entitled to indemnification. As a condition to advancing expenses hereunder, the Corporation may require the Covered Person to sign a written instrument acknowledging such obligation to repay any advances hereunder if it is ultimately determined the Covered Person is not entitled to indemnity.

     Notwithstanding the preceding paragraph, the Corporation may refuse to advance expenses or may discontinue advancing expenses to a Covered Person if such advancement is determined by the Corporation, in its sole and exclusive discretion, not to be in the best interest of the Corporation.

     SECTION 6. Notwithstanding anything in this Article to the contrary, no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by such person or such person's personal or legal representative, or which involved the voluntary solicitation or intervention of such person or such person's personal or legal representative (other than an action to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the Board).

     SECTION 7. The rights of indemnification provided in this Article shall be in addition to any other rights to which any Covered Person may otherwise be entitled to by contract, vote of shareholders or disinterested directors, other corporate action or otherwise; and in the event of any such Covered Person's death, such rights shall extend to the Covered Person's heirs and legal representatives.


                                ARTICLE IX

                                 AMENDMENTS

     Any By-law may be adopted repealed, altered or amended by the Board at any regular or special meeting thereof. The shareholders of the Corporation shall have the power to amend, alter or repeal any By-law only to the extent and in the manner provided in the articles of incorporation of the Corporation.






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